SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2008 (December 29, 2007)

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1- Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2007, Phoenix Footwear Group, Inc. (“Phoenix Footwear”) sold all of the outstanding capital stock of its wholly-owned subsidiary Altama Delta Corporation (“Altama”) to Tactical Holdings, Inc. (“Tactical”), pursuant to a stock purchase agreement between Phoenix Footwear and Tactical dated December 29, 2007 (“Stock Purchase Agreement”). Tactical is sponsored by Golden Gate Capital, a San Francisco-based private equity investment firm.

Under the terms of the transaction, Phoenix Footwear is to receive approximately $15.0 million in total consideration, including $14.25 million on or before February 29, 2008. At the time of payment, $3.0 million will be placed into an escrow account to secure Phoenix Footwear’s indemnification obligations. The net proceeds will be applied to the reduction of Phoenix Footwear’s bank debt.

As part of the closing of the transaction on December 29, 2007, Phoenix Footwear, Altama and Altama’s wholly-owned subsidiary, Altama Delta (Puerto Rico) Corporation (“Altama PR”), entered into the following additional material agreements and arrangements:

In addition to the sale of Altama under the Stock Purchase Agreement, Phoenix Footwear also agreed to non-compete and non-solicitation covenants for five years following the closing, relating to the sale of footwear for military, tactical or law enforcement use.

As payment for the purchase price, Tactical provided a Promissory Note and Pledge Security Agreement (the “Note”) for $13.5 million due February 29, 2008, together with interest on the outstanding principal balance at the rate of four percent per annum; ten percent per annum after an event of default. The Note is secured by a pledge of the Altama shares purchased by Tactical as well as a first priority security interest in Altama’s assets pursuant to a Security Agreement between Phoenix Footwear, Altama, Altama PR and Tactical dated December 29, 2007 (the “Security Agreement”). Payment of the Note is also guaranteed by Altama and Golden Gate Private Equity, Inc. and GGC Administration, LLC, private equity sponsors of Tactical, pursuant to Guaranties each dated December 29, 2007.

Phoenix Footwear and Tactical also entered into a Transition Services Agreement dated December 29, 2007 (the “Transition Services Agreement”) whereby Phoenix Footwear will provide ongoing administrative and other services for the operation of the Altama business post-closing. The Transition Services Agreement provides for payment of $750,000 on February, 29, 2008, $500,000 on April 1, 2008 and a final payment of $250,000 on July 1, 2008. It also provides for the payment of fees of $25,000 per month for up to four months for specific enumerated services. The agreement also provides that Phoenix Footwear will perform other services for up to 180 days following the closing for additional fees and charges as set forth in the agreement. Altama may terminate the agreement earlier without termination of the existing obligations. Seller may terminate the agreement on written notice, with a five business day cure period, upon the failure of Tactical or Altama to make the required payments or upon an event of default under the Note and Pledge Security Agreement.

Phoenix Footwear also entered into an Assignment and Assumption Agreement dated December 29, 2007 with Altama. Under this agreement, Phoenix Footwear agreed to become fully responsible for all of Altama’s liabilities and obligations under the employment agreement between Altama and Aage Jensen dated December 29, 1987. The employment provides for post retirement payments to be made to Mr. Jensen for life of approximately $33,500 per year, and thereafter, to his wife, under certain conditions.

On December 29, 2007, Phoenix Footwear and Manufacturers and Traders Trust Company (“M&T”) entered into a Consent and Termination Agreement (the “Termination Agreement”), with respect to the termination of certain agreements executed by Altama and Altama PR in connection with Phoenix Footwear’s Amended and Restated Credit Facility Agreement dated November 13, 2006, as amended (the “Credit Agreement”). The proceeds from the sale of Altama will be used by Phoenix Footwear to pay down the outstanding indebtedness owed by Phoenix Footwear to M&T under the Credit Agreement. The Termination Agreement terminated all security agreements, guaranties, financing statements and other collateral arrangements that created or granted a lien, security interest or other encumbrance on the assets or capital stock of Altama and Altama PR.

Phoenix Footwear, Tactical and M&T also entered into an Escrow Agreement dated December 29, 2007 (“Escrow Agreement”). The Escrow Agreement provides for the payment of $3.0 million of the purchase price into escrow upon payment of the Note, to secure Phoenix Footwear’s indemnity obligations under the Stock Purchase Agreement for eighteen months following the closing. In lieu of payment into escrow, Phoenix Footwear may post a $3.0 million standby letter of credit to be issued by its lender for Tactical’s benefit to partially fund and satisfy the indemnification payments, if any.

The description of the agreements above is qualified in its entirety by reference to the full text of the applicable agreements, which are attached as exhibits hereto.

Section 2 Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 29, 2007, Phoenix Footwear sold all of the outstanding capital stock of its wholly-owned subsidiary, Altama, to Tactical Holdings, Inc. Tactical is sponsored by Golden Gate Capital, a San Francisco-based private equity investment firm.

At closing, the purchase price of $13.5 million was paid through the delivery of a Promissory Note and Pledge Security Agreement, due February 29, 2008. The final closing date working capital remains subject to post-closing review by Tactical and Phoenix Footwear. As a result, the closing date working capital adjustment may be further adjusted up or down. The purchase price was determined through arms-length negotiations between the parties. In addition to the aggregate cash consideration, Phoenix Footwear and Tactical entered into a Transition Services Agreement to provide ongoing administrative and other services for the operation of the Altama business post-closing. In exchange for the services under the agreement, Phoenix Footwear is to be paid $1.5 million in three installments through July 1 2008, receive $25,000 per month for up to four months, and also be paid additional fees for agreed upon services, for up to 180 days following the closing.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial statements required to be filed with this Report are not available. Phoenix Footwear will file the required pro forma financial statements as an amendment to this Form 8-K as soon as practical but not later than 71 days after the date thereof.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement between Phoenix Footwear Group, Inc. and Tactical Holdings, Inc. dated December 29, 2007. (Exhibits and Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2), but will be provided to the Commission upon request)

10.1	Promissory Note and Pledge Security Agreement of Tactical Holdings, Inc. in favor of Phoenix Footwear Group, Inc. dated December 29, 2007

10.2	Security Agreement made December 28, 2007 in favor of Phoenix Footwear Group, Inc., by Altama Delta Corporation, and Altama Delta Puerto Rico Corporation

10.3	Guaranty, dated as of December 29, 2007 by Altama Delta Corporation in favor of Phoenix Footwear Group, Inc.

10.4	Guaranty, dated as of December 29, 2007 by GGC Administration, LLC and Golden Gate Private Equity, Inc., in favor of Phoenix Footwear Group, Inc.

10.5	Transition Services Agreement between Phoenix Footwear Group, Inc., Tactical Holdings, Inc., and Altama Delta Corporation dated December 29, 2007

10.6	Jensen Obligations Assignment And Assumption Agreement between Altama Delta Corporation and Phoenix Footwear Group, Inc., dated December 29, 2007

10.7	Consent and Termination Agreement between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company dated December 29, 2007

10.8	Escrow Agreement between Phoenix Footwear Group, Inc., Tactical Holdings, Inc., and Manufacturers and Traders Trust Company dated December 29, 2007

10.9	Form of Irrevocable Standby Letter of Credit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: January 4, 2008	/s/ Scott Sporrer
	Name:	Scott Sporrer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement between Phoenix Footwear Group, Inc. and Tactical Holdings, Inc. dated December 29, 2007. (Exhibits and Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2), but will be provided to the Commission upon request)

10.1	Promissory Note and Pledge Security Agreement of Tactical Holdings, Inc. in favor of Phoenix Footwear Group, Inc. dated December 29, 2007

10.2	Security Agreement made December 28, 2007 in favor of Phoenix Footwear Group, Inc., by Altama Delta Corporation, and Altama Delta Puerto Rico Corporation

10.3	Guaranty, dated as of December 29, 2007 by Altama Delta Corporation in favor of Phoenix Footwear Group, Inc.

10.4	Guaranty, dated as of December 29, 2007 by GGC Administration, LLC and Golden Gate Private Equity, Inc., in favor of Phoenix Footwear Group, Inc.

10.5	Transition Services Agreement between Phoenix Footwear Group, Inc., Tactical Holdings, Inc., and Altama Delta Corporation dated December 29, 2007

10.6	Jensen Obligations Assignment And Assumption Agreement between Altama Delta Corporation and Phoenix Footwear Group, Inc., dated December 29, 2007

10.7	Consent and Termination Agreement between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company dated December 29, 2007

10.8	Escrow Agreement between Phoenix Footwear Group, Inc., Tactical Holdings, Inc., and Manufacturers and Traders Trust Company dated December 29, 2007

10.9	Form of Irrevocable Standby Letter of Credit